SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 13, 2007, the Management Development and Compensation Committee of the Board of Directors of Waste Management, Inc. (the “Company”) set the fiscal year 2008 performance criteria for annual bonuses for executive officers. The bonuses are paid under the Company’s annual incentive plan, which was approved by stockholders at the Company’s Annual Meeting in 2004. Pursuant to the criteria approved by the Committee, 100% of the executives’ target bonuses are based on financial measures, although the Committee has the discretion to adjust the awards by up to 25% based on the executives’ personal performance. The financial measures are divided equally between an income from operations margin target and an EBITDA target, which is calculated as income from operations before depreciation and amortization. Although each of the executive officers has certain personal performance goals that are used and reviewed in judging performance, those goals are not specifically a part of the annual bonus targets. Instead, it is anticipated that in the event of unexpected performance by the individual, the Committee may adjust the award that would have otherwise been granted.
     Each of the executives is subject to an employment agreement with the Company that sets forth such executive’s target incentive bonus, which ranges from 50% to 115% of the executives’ annual base salary. Further, the agreements provide that the executives’ actual bonuses may range from zero to two times the target bonus, depending on the achievement of the goals set forth under the annual incentive plan.
     The criteria established by the Committee include calculations as to how actual bonuses will be paid, depending on the level of achievement of the goals. Specifically, the financial measures state that unless income from operations margin is higher than in the previous year, there is no payment of that portion of the bonus. If income from operations margin is 10% or greater than target, the executive will be paid 200% of that portion of the bonus. To receive a payout under the EBITDA piece of the bonus, the Company’s actual performance must be above 90% of the EBITDA target. If the Company’s actual 2008 EBITDA is 10% or more than the target EBITDA, the executive will receive 200% of that portion of the bonus. Additionally, the annual incentive plan provides that in no event will any award made under the plan exceed 0.5% of the Company’s pre-tax income from operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: December 19, 2005	By:	Rick L Wittenbraker

Rick L Wittenbraker, Senior Vice President